Exhibit 10.1

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (“IP Assignment”), dated as of October 3, 2023 is made by The Crypto Company (“Assignor”), a Nevada corporation, located at 23823 Malibu Road, #50477, Malibu, CA 90265, in favor of ALLFI TECHNOLOGIES, INC. (“Assignee”), a Delaware corporation, located at 23523 Malibu Road, #50477, Malibu, CA 90265 pursuant to a Subscription Agreement between Assignor and Assignee, dated as of October 3, 2023 (the “Subscription Agreement”).

WHEREAS, under the terms of the Subscription Agreement, Assignor has conveyed, transferred, and assigned to Assignee, among other assets, certain intellectual property of Assignor;

WHEREAS, as a result of Assignor entering into the Subscription Agreement with Assignee, the ownership of Assignee shall be split as follows: Assignor (50.1%) and AllFi Holdings LLC (49.9%); and

WHEREAS, Assignor is the majority owner of Assignee and shall derive the benefit of the IP assigned hereby.

NOW THEREFORE, the parties agree as follows:

1. Assignment by Assignor. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby irrevocably conveys, transfers, and assigns to Assignee, and Assignee hereby accepts, all of Assignor’s right, title, and interest in and to the following (collectively, the “Assigned IP”):

(a) the trademark registrations and applications set forth on Schedule 1 hereto and all issuances, extensions, and renewals thereof (the “Trademarks”), together with the goodwill of the business connected with the use of, and symbolized by, the Trademarks; provided that, with respect to the United States intent-to-use trademark applications set forth on Schedule 1 hereto, the transfer of such applications accompanies, pursuant to the Subscription Agreement, the transfer of Assignor’s business, or that portion of the business to which the trademark pertains, and that business is ongoing and existing;

(b) the copyright registrations, applications for registration, and exclusive copyright licenses set forth on Schedule 1 hereto and all issuances, extensions, and renewals thereof (the “Copyrights”);

(c) all rights of any kind whatsoever of Assignor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(d) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing;

(e) any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages;

(f) 1 runtime SaaS license for use by Assignee in the conduct of its coupon business for a term of 12 months in accordance with Assignor’s sublicense right under Section 2.1 of the Code Licensing Commerical Agreement dated as of August 29, 2023, by and between Assignor and TelBill, LLC in exchange for a fee to be mutually agreed to by Assignor and Assignee that occurs through the use of such SaaS license;

(g) 1 runtime SaaS license for use by Assignee in the conduct of its banking and marketplace business for a term of 12 months in accordance with Assignor’s sublicense right under Section 2.1 of the Code Licensing Commerical Agreement dated as of August 29, 2023, by and between Assignor and TelBill, LLC in exchange for a fee to be mutually agreed to by Assignor and Assignee through the use of such SaaS license; and

(h) Sublicense of TelBill Instance (System) purchased by TCC.

2. Recordation and Further Actions. Assignor hereby authorizes the Commissioner for Trademarks in the United States Patent and Trademark Office, the Register of Copyrights in the United States Copyright Office, and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Assignment upon request by Assignee. Following the date hereof, and at Assignee’s sole cost and expense, Assignor shall take such steps and actions, and provide such cooperation and assistance to Assignee and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be necessary to effect, evidence, or perfect the assignment of the Assigned IP to Assignee, or any assignee or successor thereto.

3. Terms of the Subscription Agreement. The parties hereto acknowledge and agree that this IP Assignment is entered into pursuant to the Subscription Agreement, to which reference is made for a further statement of the rights and obligations of Assignor and Assignee with respect to the Assigned IP. The representations, warranties, covenants, agreements, and indemnities contained in the Subscription Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Subscription Agreement and the terms hereof, the terms of the Subscription Agreement shall govern.

4. Counterparts. This IP Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this IP Assignment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this IP Assignment.

5. Successors and Assigns. This IP Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6. Governing Law. This IP Assignment and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based upon, arising out of, or relating to this IP Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

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IN WITNESS WHEREOF, Assignor has duly executed and delivered this IP Assignment as of the date first above written.

The Crypto Company

By:
Name:	Ron Levy
Title:	President
Address for Notices:

ACKNOWLEDGMENT
STATE OF CALIFORNIA COUNTY OF LOS ANGELES	) )SS. )

On the 3rd day of October, 2023, before me personally appeared Ron Levy personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the foregoing instrument, who, being duly sworn, did depose and say that he executed the same in his authorized capacity as the President of The Crypto Company, the Nevada corporation described, and acknowledged the instrument to be the free act and deed of The Crypto Company for the uses and purposes mentioned in the instrument.

Notary Public
Printed Name:

My Commission Expires:

AGREED TO AND ACCEPTED:	AllFi Technologies, Inc.

By:
	Name:	Ron Levy
	Title:	Director
Address for Notices:

ACKNOWLEDGMENT
STATE OF CALIFORNIA COUNTY OF LOS ANGELES	) )SS. )

On the 3rd day of October, 2023, before me personally appeared Ron Levy, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the foregoing instrument, who, being duly sworn, did depose and say that he executed the same in his authorized capacity as a director of AllFi Technologies, Inc., the corporation described, and acknowledged the instrument to be the free act and deed of AllFi Technologies, Inc. for the uses and purposes mentioned in the instrument.

Notary Public
Printed Name:

My Commission Expires:

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Schedule 1

ASSIGNED IP

Sublicense of code instance managed by TelBill under the Code Licensing Commerical Agreement dated as of August 29, 2023, by and between Assignor and TelBill LLC.

1 runtime SaaS license for use by Assignee in the conduct of its coupon business for a term of 12 months in accordance with Assignor’s sublicense right under Section 2.1 of the Code Licensing Commerical Agreement dated as of August 29, 2023, by and between Assignor and TelBill, LLC in exchange for a fee to be mutually agreed to by Assignor and Assignee for every coupon redemption that occurs through the use of such SaaS license.

1 runtime SaaS license for use by Assignee in the conduct of its banking and marketplace business for a term of 12 months in accordance with Assignor’s sublicense right under Section 2.1 of the Code Licensing Commerical Agreement dated as of August 29, 2023, by and between Assignor and TelBill, LLC in exchange for a fee to be mutually agreed to by Assignor and Assignee for every coupon redemption that occurs through the use of such SaaS license.

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